EXHIBIT 10.1
EXTENSION AND BRIDGE FUNDING AGREEMENT

THIS EXTENSION AND BRIDGE FUNDING AGREEMENT (this “Agreement”) is entered into on February 17, 2010 by and among Cordex Pharma, Inc., a Nevada corporation, f/k/a Duska Therapeutics, Inc., a Nevada corporation (the “Company”), and the Company’s subsidiary Duska Scientific Co., a Delaware corporation (such subsidiary, the “Guarantor” and together with the Company, the “Debtors”), on the one hand, and Platinum-Montaur Life Sciences LLC (“PMLS”), Platinum Long Term Growth VI, LLC (“PLTG”), Firebird Global Master Fund Ltd. (“FGMF”), Firebird Global Master Fund II Ltd. (“FGMF II”), ICON Capital Partners, LP (“ICP”), Philip and Debra Sobol Trust (“PDST”) and BridgePointe Master Fund Ltd. (“BridgePointe,” together with PMLS, PLTG, FGMF, FGMF II and PDST, each individually referred to as a “Holder” and collectively as the “Holders”), on the other hand.  Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in each of the Securities Purchase Agreement (as defined below) or in each of the Debentures (as defined below).

WHEREAS, pursuant to a Note and Warrant Purchase Agreement dated on or about September 26, 2007 (the “Securities Purchase Agreement”) by and among the Company and the Holders, the Company issued to the Holders (a) an aggregate principal amount equal to $5,900,000 of the Company’s Senior Secured Convertible Promissory Notes Due September 26, 2009, issued on or about September 26, 2007 (the “Debentures”), (b) short term warrants to purchase an aggregate of 14,750,000 shares of Common Stock, with a Date of Issuance of September 26, 2007 and an initial exercise price of $0.50 per share (the “Short Term Warrants”) and (c) long term warrants to purchase an aggregate of 14,375,000 shares of Common Stock, with a Date of Issuance of September 26, 2007 and an initial exercise price of $0.44, per share (the “Long Term Warrants” and together with the Short Term Warrants referred to as the “Warrants,” and the Warrants together with the Debentures, collectively referred to herein as the “Securities”);

WHEREAS, pursuant to a Guaranty agreement (the “Guaranty”), dated as of September 26, 2007, by the Guarantor, in favor of the Holders, the Guarantor guaranteed payment of the Company’s obligations under the Debentures to the Holders;

WHEREAS, pursuant to the Amendment to Debentures and Warrants Agreement and Waiver dated as of October 19, 2009 (the “October Amendment Agreement”), among the Company, the Guarantor and the Holders, as amended by one or more the Extensions to the Amendment to Debentures and Warrants Agreement and Waiver, among the Holders, the Company and the Guarantor, the parties thereto agreed, among other things, to extend the maturity date of the Debentures to January 8, 2010, and to increase the principal amounts of the Debentures as set forth on Schedule A thereto;

WHEREAS, pursuant to the Extension and Bridge Funding Agreement among the Company, the Guarantor and the Holders, dated as of January 20, 2010 (the “January Amendment Agreement” and, together with the October Amendment Agreement, the “Amendment Agreements”), the Company issued secured Bridge Notes (the “January Notes”) to certain of the Holders and the parties thereto agreed, among other things, to extend the maturity date of the Debentures to February 28, 2010 and to increase the principal amounts of the Debentures as set forth on Schedule A thereto;

WHEREAS, the Holders have agreed to subordinate their security interest in the collateral currently securing the Debentures to the Debtors’ obligations under the Bridge Loan and Bridge Guaranty (each as defined below); and

WHEREAS, the Company has requested that the Holders further extend the Maturity Date of the Debentures and the January Notes, and the Holders have agreed to such extension on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, and intending to be legally bound hereby, the undersigned parties hereby agree as follows:

Incorporation of Preliminary Statements. The Recitals set forth above by this reference hereto are hereby incorporated into this Agreement.

1. Certain Definitions.  Terms used herein and not defined shall have the meanings set forth in the Securities Purchase Agreement.

2. Confirmation of Outstanding Principal Amounts of the Debentures.  The Company and the Holders acknowledge that the outstanding principal amounts of the respective Debentures of each Holder, as of immediately prior to this Agreement, is as set forth in the Schedule “A” under the heading “Outstanding Principal Amounts.”

3. Amendment to Debentures and Securities Purchase Agreement.  Each of the Debentures and the January Notes is hereby amended as follows:

The “Maturity Date” in the Debentures and the January Notes is hereby redefined to mean March 31, 2010; provided, that it is understood that interest shall continue to accrue on the principal amount of the Debentures until paid in full at the Default Rate set forth therein.

4. Bridge Funding.  On the date hereof, PMLS, PLTG, FGMF, FGMF II and BridgePointe (collectively, the “Bridge Lenders”) are advancing to the Company an aggregate of $50,000 (the “Bridge Loan”), with each Bridge Lender advancing the sum set forth opposite such Bridge Lender’s name on Schedule “B” hereto.  Each Holder hereby consents to the Bridge Loan up to the specified amount, and waives any right of participation or similar rights with respect thereto (including pursuant to Section 3.19 of the Purchase Agreement) and acknowledges and agrees that the Bridge Loan shall not be deemed to be a “Triggering Issuance” for purposes of the Amendment Agreement.  Each Bridge Lender shall be issued a Bridge Note, in substantially the form attached hereto as Exhibit A (collectively, the “Bridge Notes”), to evidence its portion of the Bridge Loan and the Guarantor is entering into a Guaranty (the “Bridge Guaranty”) in favor of the Bridge Lenders guaranteeing repayment of the Bridge Loan to the Bridge Lenders.  The Debtors’ obligations under the Bridge Loan and Bridge Guaranty shall be secured by all collateral currently securing the Debentures; provided, that, the Debtors’ obligations under the Bridge Notes (together with all costs of collecting such obligations including attorneys’ fees) shall be deemed senior, in payment and security, to their obligations under the Debentures set forth above but shall be on a parity basis with the Debtors’ obligations under the January Notes.  The Debtors hereby ratify and confirm the security interest granted to the Bridge Lenders pursuant to the Security Agreement and the other Transaction Documents and agree that the term “Obligations” under the Security Agreement be deemed to mean and include the obligations under the Bridge Notes and Bridge Guaranty.  It is understood and agreed that the Bridge Loans (including all amounts payable under the Bridge Notes) shall, in all events, be paid in full prior to any payment made in respect of the Debentures.  Each Holder covenants and agrees to note on the face of each Debenture held by it that such Debenture is subject to the provisions of this Agreement.  Each Holder hereby consents to the incurrence by the Debtors of the indebtedness evidenced by the Bridge Notes.

5. Agreement and Clarification Regarding Amended Debentures. It is the intention of the Holders and the Company that the Rule 144 holding periods for the shares issuable upon conversion of the Debentures will tack to, and run from, the September 26, 2007 Original Issue Dates of the Debentures and the Company hereby acknowledges such tacking (the “Hold Period Tacking”).  If an opinion of counsel is required by the transfer agent in order to issue unlegended shares upon the conversion of a Debenture, the Company and its legal counsel agree to accept an opinion of counsel from Holder’s legal counsel confirming the Hold Period Tacking of such holding periods regarding the Debentures, in each case as amended hereby (the “Tacking Opinion”) and, if required by the transfer agent, also confirming the non-affiliate status of the Holder (“Affiliate Opinion”).   Prior to and as a condition to the effectiveness of this Agreement, the Company shall provide a letter (the “Counsel Acceptance Letter”), signed by its outside counsel, stating that such counsel agrees to accept a Tacking Opinion and Affiliate Opinion presented by an attorney reasonably experienced in securities law as legal counsel for the Holder.

 Upon receipt of a Tacking Opinion and/or Affiliate Opinion from the Holder’s legal counsel, the Company’s legal counsel shall submit an opinion of counsel to the transfer agent and the Company which confirms and acknowledges the Tacking Opinion and the Affiliate Opinion (the “Company Counsel Opinion”).  At such time as the Holders or transfer agent shall so require in connection with the conversion of a Debenture, the Company shall provide the Company Counsel Opinion, signed by Company’s counsel, to the Holder or the transfer agent (or an updated, or bring-down opinion, if required by the transfer agent).  The Company agrees not to take a position contrary to this Section 5 provided that applicable law is not amended after the date hereof to require the Company to take a contrary position.  In addition to, and without limiting the rights and obligations of the parties under the Transaction Documents, the Company agrees to use its best efforts to take all actions, including, without limitation, use its best efforts to cause the issuance by its legal counsel of any legal opinions necessary to issue to the Holders any Debentures and Warrants (and for the underlying shares issuable upon the conversion or exercise thereof) without restriction and not containing any restrictive legend without the need for any action by the Holder, except that the Company may request the applicable holder to provide a customary Rule 144 representation letter, with such issuance to otherwise be made in accordance with the terms and conditions of the applicable Transaction Documents.

6. Amendments.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and by the Holders then holding at least 80% of the outstanding principal amount of the Debentures (the “Required Holders”), provided that there shall be no amendment or waiver of the provisions of this Agreement related to the senior security interest with respect to the Bridge Notes except in a written instrument signed by the Company and by each of the Holders.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7. Capitalization.  The capitalization of the Company as of the date hereof, immediately following and accounting for the effectiveness of this Agreement, is as set forth on Schedule “C”, which Schedule shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof.

8. Release.  The Debtors hereby knowingly and voluntarily forever release, acquit and discharge the Holders from and of any and all claims that the Holders, their affiliates or their agents are in any way responsible for the past or current condition or deterioration of the business operations and/or financial condition of the Debtors, and from and of any and all claims that the Holders breached any agreement to loan money or make other financial accommodations available to the Debtors or to fund any operations of the Debtors at any time. The Debtors also hereby knowingly and voluntarily forever release, acquit and discharge the Holders (and their affiliates and agents) from and of any and all other claims, damages, losses, actions, counterclaims, suits, judgments, obligations, liabilities, defenses, affirmative defenses, setoffs, and demands of any kind or nature whatsoever, in law or in equity, whether presently known or unknown, which the Debtors may have had, now have, or which it can, shall or may have for, upon, or by reason of any matter, course or thing whatsoever relating to, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, begun, or otherwise related or connected to or with any or all of the obligations under Debentures, this Agreement, any or all of the Transaction Documents, and/or any direct or indirect action or omission of the Holders related to any or all of the obligations under Debentures, this Agreement, any or all of the Transaction Documents.  The Debtors further agree that from and after the date hereof, it will not assert to any person or entity that any deterioration of the business operations or financial condition of the Debtors was caused by any breach or wrongful act of the Holders (and their affiliates or agents) that occurred prior to the date hereof.

9. Effect on Transaction Documents. Subject to the amendments provided herein, all of the terms and conditions of the Transaction Documents and the Amendment Agreement shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to the Holders under the Transaction Documents and the Amendment Agreement provided however that references to Securities, Debentures and Notes in the Transaction Documents shall include such securities, as amended hereby, and the shares underlying such securities.  Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Holders, or constitute a waiver of any provision of the Transaction Documents, or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  The Holders reserve all rights, remedies, powers, or privileges available under the Transaction Documents and the Amendment Agreement, at law or otherwise.  This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith, including, without limitation, the Security Agreement.

10. Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the applicable Transaction Document.

11. Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of the Holders. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Holders.  The Holders may assign their respective rights hereunder in the manner and to the Persons as permitted under the applicable Transaction Document.

12. Execution and Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

13. Governing Law and Venue.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the venue for court actions shall be determined in accordance with the provisions of the Transaction Documents.

14. Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

15. Headings.  The headings in this Agreement are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

16. Closing Conditions.  Prior to and as a condition to closing of this Agreement, the Company shall provide to the Holders (i) a certificate, signed by the president and chief executive officer of the Company, certifying that no new lawsuits or material changes have occurred in the business of the Company or its Subsidiaries since the Company’s last 10-Q for the period ended September 30, 2009 other than in connection with this transaction, and (ii) all other documents required to be delivered by the Company hereunder shall have been executed and delivered to the Holders.

17. Representations and Warranties; Corporate Authority.  The Company hereby makes the representations and warranties set forth below to the Holders that as of the date of its execution of this Agreement:

(a)           The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(c)           No consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

(d)           All of the Company’s warranties and representations contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.  Except as otherwise set forth on the disclosure schedule attached hereto as Schedule “D,” the Company expressly reaffirms that each of the representations and warranties set forth in the Securities Purchase Agreement continues to be true, accurate and complete, and the Company hereby remake and incorporate herein by reference each such representation and warranty as though made on the date of this Agreement.

18. Amendments and Waivers.  The Holders hereby waive the Debtors’ failure to make interest payments when due on February 1, 2010 (it being agreed that such interest shall be payable on the Maturity Date of the Debentures as extended hereunder).  No waiver of any default with respect to any provision, condition or requirement of this Agreement or the other Transaction Documents shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

19. Joint Preparation.  Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party. Notwithstanding the above, the parties acknowledge that no Holder has agreed to act with any other Holder for the purposes of acquiring, holding, voting or disposing of any securities of the Company for purposes of Section 13(d) of the Exchange Act.

20. Amendments Not Effective Until All Parties Agree.  The amendments herein shall not be effective unless and until the Company, its undersigned subsidiaries and all of the Holders of the Debentures shall have agreed to the terms and conditions hereunder.

21. Disclosure and Filing of 8-K.  Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Holders or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. On or before the second (2nd) Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to each Investor disclosing the material terms of the transaction contemplated hereby, which shall include this Agreement and all schedules and exhibits hereto as an attachment thereto.   The Company represents, warrants and covenants that it will include all necessary information in the Form 8-K referred to above such that, immediately following the filing of the Form 8-K referred to above, the Holders will not be in possession, by receipt from the Company or anyone under the Company’s control, of any material non-public information pertaining to the Company or any of its subsidiaries and the Company shall not disclose any material non-public information pertaining to the Company or any of its subsidiaries to any of the Holders in the future, including the factual basis of an Event of Default or Triggering Event under the Debentures, or a breach of this Agreement, and including any other information or notice that the Company would otherwise be required to provide to an Holder under the terms of this Agreement or the Transaction Documents, unless the Holder has first agreed in writing to receive such information.

22. INDEPENDENT NATURE OF HOLDERS’ OBLIGATIONS AND RIGHTS.  THE COMPANY HAS ELECTED TO PROVIDE ALL HOLDERS WITH THE SAME TERMS AND FORM OF THIS AGREEMENT FOR THE CONVENIENCE OF THE COMPANY AND NOT BECAUSE IT WAS REQUESTED TO DO SO BY THE HOLDERS.  THE OBLIGATIONS OF EACH INVESTOR UNDER THIS AGREEMENT, AND ANY TRANSACTION DOCUMENT ARE SEVERAL AND NOT JOINT WITH THE OBLIGATIONS OF ANY OTHER HOLDER, AND NO HOLDER SHALL BE RESPONSIBLE IN ANY WAY FOR THE PERFORMANCE OR NON-PERFORMANCE OF THE OBLIGATIONS OF ANY OTHER INVESTOR UNDER THIS AGREEMENT OR ANY TRANSACTION DOCUMENT. NOTHING CONTAINED HEREIN OR IN ANY TRANSACTION DOCUMENT, AND NO ACTION TAKEN BY ANY INVESTOR PURSUANT THERETO, SHALL BE DEEMED TO CONSTITUTE THE HOLDERS AS A PARTNERSHIP, AN ASSOCIATION, A JOINT VENTURE OR ANY OTHER KIND OF ENTITY, OR CREATE A PRESUMPTION THAT THE HOLDERS ARE IN ANY WAY ACTING IN CONCERT OR AS A GROUP WITH RESPECT TO SUCH OBLIGATIONS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE TRANSACTION DOCUMENTS.  EACH INVESTOR SHALL BE ENTITLED TO INDEPENDENTLY PROTECT AND ENFORCE ITS RIGHTS, INCLUDING WITHOUT LIMITATION, THE RIGHTS ARISING OUT OF THIS AGREEMENT OR OUT OF THE OTHER TRANSACTION DOCUMENTS, AND IT SHALL NOT BE NECESSARY FOR ANY OTHER INVESTOR TO BE JOINED AS AN ADDITIONAL PARTY IN ANY PROCEEDING FOR SUCH PURPOSE. EACH INVESTOR HAS BEEN REPRESENTED BY ITS OWN SEPARATE LEGAL COUNSEL IN THEIR REVIEW AND NEGOTIATION OF THIS AGREEMENT AND THE TRANSACTION DOCUMENTS.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

Company:

CORDEX PHARMA, INC.

By: _______________________
Name: James Kuo, M.D., MBA
Title: Chief Executive Officer

Guarantor:

DUSKA SCIENTIFIC CO.

By: _______________________
Name: James Kuo, M.D., MBA
Title: Chief Executive Officer

Extension and Bridge Funding AG_Execution Version (RCP Final 2-17-2010).doc

 Holders:

BRIDGEPOINTE MASTER FUND LTD.
By: ________________________________
Name: ______________________________
Title: _______________________________

PLATINUM-MONTAUR LIFE SCIENCES LLC
By: ________________________________
Name: ______________________________
Title: _______________________________

PLATINUM LONG TERM GROWTH VI, LLC
By: ________________________________
Name: ______________________________
Title: _______________________________

FIREBIRD GLOBAL MASTER FUND LTD.
By: ________________________________
Name: ______________________________
Title: _______________________________

FIREBIRD GLOBAL MASTER FUND II LTD.
By: ________________________________
Name: ______________________________
Title: _______________________________

ICON CAPITAL PARTNERS, LP
By: ________________________________
Name: ______________________________
Title: _______________________________

PHILIP AND DEBRA SOBOL TRUST
By: ________________________________
Name: ______________________________
Title: _______________________________

Schedule A

Outstanding Principal Amounts of the Debentures of Each Holder

	Principal Amount of Holder's Debenture On Date Of Issuance*	Default Interest Accrued from 4/1/2009 through 6/29/2009	Total Amount of Unpaid Interest Accrued from 6/30/2009 through 11/1/2009	Principal Amount of Holder’s Debentures as Increased After October 2009 Amendment	Principal Amount of Holder’s Debentures as of the Date Hereof , Which Accounts for the Increase in Principal Amount of 2.5% Following the January Amendment Agreement	Holder’s Post Closing Pro Rata Portion
Platinum Montaur Life Sciences	1,326,923	61,434	48,803	1,802,341	1,847,399	22.5%
Platinum Long Term Growth VI	1,326,923	61,434	48,803	1,802,341	1,847,399	22.5%
Bridgepointe Master Fund Ltd	1,326,923	61,434	48,803	1,802,341	1,847,399	22.5%
Firebird Global Master Fund Ltd	884,615	40,956	32,535	1,201,560	1,231,599	15.0%
Firebird Global Master Fund II Ltd	884,615	40,956	32,535	1,201,560	1,231,599	15.0%
Icon Capital Partners LLP	100,000	4,630	3,678	135,829	139,224	1.7%
Philip & Debra Sobol Trust	50,000	2,315	1,839	67,914	69,612	0.8%
	5,900,000	273,158	216,995	8,013,886	8,214,233	100.0%

* = Amount does not include the Bridge Notes issued to the Holders on or about January [19], 2010

Schedule B

Bridge Lender	Outstanding Principal Amount of Holder's Debenture at 12/31/07	% of total	January Bridge Loan Principal Amount		February Bridge Loan Principal Amount
Platinum Montaur Life Sciences	1,326,923	22.5%	8,073	22.7%	11,538.46	23.1%
Platinum Long Term Growth VI	1,326,923	22.5%	8,073	22.7%	11,538.46	23.1%
Bridgepointe Master Fund Ltd	1,326,923	22.5%	7,073	22.7%	11,538.46	23.1%
Firebird Global Master Fund Ltd	884,615	15.0%	5,049	15.1%	7,692.31	15.4%
Firebird Global Master Fund II Ltd	884,615	15.0%	5,049	15.1%	7,692.31	15.4%
Icon Capital Partners LLP	100,000	1.7%	684	1.7%	-	0.0%
Philip & Debra Sobol Trust	50,000	0.8%	-	0.0%	-	0.0%
	5,900,000	100.0%	34,000	100.0%	50,000.00	100.0%

Schedule D

Disclosure

Schedule D- Exceptions to the Representations and Warranties

Capitalization- Schedule A and the Company's filings with the SEC  disclose the current capitalization of the Company and all outstanding options and warrants as well as commitments and contracts regarding the issuance of securities by the Company

Material Adverse Change-The Company's financial condition has changed adversely and it is in default under the agreement with the note holders as well as its agreements with Cato and DSM

Indebtedness-Money is owed to Cato and DSM; Cato is owed $221,081.10; DSM is claiming $310,825.22.

Disclosure-information regarding agreements with Ladenburg Thalmann & Co., Inc and WBB Securities, Inc. has not been disclosed publicly

Material Agreements-See Material Adverse Change

Absence of Certain Developments

Changes in compensation-Dr. Kuo's salary has been suspended; effective 12/31/09, Dr. Pelleg was furloughed, but was recalled and paid a salary amount less than that in his contract.

Changes in Management – Dr. Kuo resigned as CEO effective February 1, 2010; Wayne Lorgus resigned as CFO effective February 4, 2010; Shepard Goldberg was appointed CEO

The company received a letter dated 12/7/09 from DSM’s Legal & Government Affairs department which provided formal notice of a claim for outstanding invoices of $310,825.22.